POWER OF ATTORNEY

We, the undersigned Trustees of the Liberty All-Star® Equity Fund (the “Fund”), a Massachusetts business trust (the “Trust”), do hereby severally constitute and appoint Clifford J. Alexander, Jennifer Craig and Sareena Khwaja-Dixon with full power of substitution, and with full power to sign for him/her and in her/her name in the appropriate capacities, any Registration Statements on Form N-2 filed by the Trust, including any and all pre-effective and post-effective amendments to such registration statements and supplements and other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact, either collectively or individually, deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Thomas W. Brock	Trustee	August 9, 2021
Thomas W. Brock

/s/ Edmund J. Burke	Trustee	August 9, 2021
Edmund J. Burke

/s/ George R. Gaspari	Trustee	August 9, 2021
George R. Gaspari

/s/ Milton M. Irvin	Trustee	August 9, 2021
Milton M. Irvin

/s/ John J. Neuhauser	Trustee	August 9, 2021
John J. Neuhauser

/s/ Maureen K. Usifer	Trustee	August 9, 2021
Maureen K. Usifer